SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 1, 2019
________________________________

A-MARK PRECIOUS METALS, INC.

(Exact name of registrant as specified in its charter)(Exact name of registrant as specified in its charter)

Delaware	001-36347	11-246169
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

2121 Rosecrans Avenue Suite 6300 El Segundo, CA (Address of principal executive offices)	90245 (Zip code)

Registrant’s telephone number, including area code: (310) 587-1477

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers
On August 1, 2019, A-Mark Precious Metals, Inc. (“A-Mark”) entered into a new employment agreement with Thor Gjerdrum, its President. Mr. Gjerdrum’s previous employment agreement expired on June 30, 2019. The new employment agreement, effective as of July 1, 2019, contains the following key terms:

•	The term of the agreement extends from July 1, 2019 through June 30, 2022.

•	First year salary will be $500,000, with annual increases of $25,000 in each of the second and third years.

•
The President will have an annual incentive opportunity to earn an amount equal to 75% of salary by achieving target performance, with lesser amounts payable for achievement of specified threshold performance levels and, in the discretion of the Compensation Committee, greater amounts, up to 150% of the target amounts, payable for above-target performance levels.

•
Performance goals for the annual incentive will be based 1) on achievement of annual goals tied to the level of pre-tax profits, as defined (“profits goal”) and 2) on achievement of other qualitative and quantitative goals as determined by the Compensation Committee each year (“other goals”). The Committee will establish the weighting of the portions of the performance bonus assigned to the achievement of the profits goal and assigned to the achievement of the other goals.

•
Under the new agreement, upon signing, the President was granted stock options covering 50,000 shares of A-Mark common stock. The options are non-qualified stock options with a maximum term of ten years. One-half of the stock options will be exercisable at $13.34 per share (the closing price per-share on the grant date.). One-half of the stock options have a premium exercise price of $15.34 per share. The options will vest 33.3% for each completed fiscal year of employment, subject to accelerated vesting in specified circumstances.

•	Within ten business days following the date of execution of the agreement, A-Mark will pay to Mr. Gjerdrum a one-time signing bonus in the amount of Fifty Thousand Dollars ($50,000).

•	Benefits under the new agreement will be similar to those under Mr. Gjerdrum’s previous employment agreement, which expired June 30, 2019.

•
Payments and benefits upon termination of employment are similar to those provided under the previous employment agreement. Severance payable upon a termination by A-Mark not for Cause or termination by the President for Good Reason will be one year of salary continuation.

Item 9.01. Exhibits
(d) Exhibits:

Exhibit	Description
10.1	Employment Agreement, executed August 1, 2019, between A-Mark Precious Metals, Inc. and Thor Gjerdrum.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7, 2016

A-MARK PRECIOUS METALS, INC.

By:        /s/ Carol Meltzer
Name:  Carol Meltzer
Title:    General Counsel and Secretary